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                                                                   EXHIBIT 10.20

                                    PSC Inc.
                       2000 Employee Stock Purchase Plan


Section 1.  Purpose.

     The PSC Inc. 2000 Employee Stock Purchase Plan (the "Plan") is designed to provide an opportunity for the employees of PSC Inc. and its subsidiaries (hereinafter referred to, unless the context otherwise requires, as the "Company") to purchase Common Shares (the "Stock") of the Company through voluntary systematic payroll deductions. It is the purpose and policy of the Plan to provide employees with an opportunity to acquire a proprietary interest in the economic progress of the Company and thereby to have an additional incentive to promote its best interests. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

Section 2.  Certain Definitions.

     (a) "Compensation" means the base salary or wage paid to an Employee, including commissions and overtime payments. "Compensation" shall not include bonuses, profit sharing contributions, Company contributions to Social Security, contributions to the Company's 401(k) Profit Sharing Plan or any other retirement plan or program, or the value of any other fringe benefits provided at the expense of the Company.

     (b) "Employee" means any person, including an officer, who is employed by
(i) the Company or (ii) any subsidiary company, 50% or more of whose voting shares are owned directly or indirectly by the Company. A director of the Company who is not also a full time officer is not deemed to be an employee.

     (c) "Fair Market Value" means the value of one share of Stock on the relevant date, determined as follows:

          (i) If the shares are traded on an exchange (including The Nasdaq Stock Market(R)), the reported "closing price" on the relevant date (e.g., the Offering Commencement Date or Offering Termination Date) assuming it is a trading day; otherwise on the next trading day.

          (ii) If the shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on said system on the relevant date assuming it is a trading day; otherwise on the next trading day; and

          (iii) If neither (i) nor (ii) applies, the fair market value as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.
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Section 3.  Eligibility.

     (a) Initial Eligibility. Except as provided in Section 3(b) of the Plan, each individual who is an Employee on an Offering Commencement Date shall be eligible to participate in the Plan.

     (b) Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be eligible to participate in the Plan or be granted an option to purchase Stock in the Plan if:

          (i) Immediately after the grant, such Employee would own, or be considered to own, 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee, and stock that the Employee may purchase under outstanding options shall be treated as stock owned by the Employee); or

          (ii) Such option would permit such Employee's rights to purchase stock under all employee stock purchase plans of the Company which meet the requirements of Section 423(b) of the Code to accrue at a rate which exceeds $25,000 in fair market value (as determined pursuant to Section 423(b)(8) of the Code) for each calendar year in which such option is outstanding.

Section 4.  Offerings under the Plan.

     The Plan will be implemented by ten semi-annual offerings of the Company's Stock (the "Offerings") beginning on January 1 and July 1 in each of the years 2001, 2002, 2003, 2004 and 2005 and terminating on June 30 and December 31 in each of such years, respectively. As used in the Plan, "Offering Commencement Date" means the January 1 or July 1, as the case may be, on which the particular Offering begins and "Offering Termination Date" means the June 30 or December 31, as the case may be, on which the particular Offering terminates.

     Participation in any Offering under the Plan shall neither limit, nor require, participation in any other Offering except that no Employee may have more than one authorization for payroll deduction in effect simultaneously. Except as provided in Section 3 of the Plan, all Employees participating in an Offering shall have the same rights and privileges to purchase Stock in the Plan.

Section 5.  Participation and Payroll Deductions.

     (a) Payment for Stock. Shares of Stock purchased under the Plan will be paid for by payroll deductions during the period beginning on the Offering Commencement Date and ending on the Offering Termination Date ("Purchase Period").
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     (b) Participation.

          (i) An Employee who meets the eligibility requirements of Section 3(a) of the Plan and whose participation is not restricted under Section 3(b) of the Plan shall become a participant ("Participant") in the Plan by completing an authorization for a payroll deduction on the form provided by the Company ("Employee Authorization Card") and filing it with the Human Resources Department of the Company during the enrollment period ("Enrollment Period") prior to an Offering Commencement Date. Upon becoming a Participant, the Employee shall be bound by the terms of this Plan, including any amendments hereto.

          (ii)  The Enrollment Period for each of the Offerings is the thirty
(30) days prior to each Offering Commencement Date or such other period of time as may be prescribed by the Committee.

          (iii) An Employee Authorization Card shall become effective on the Offering Commencement Date of the first applicable Offering and shall remain in effect for all subsequent Offerings so long as the Employee remains eligible under the Plan and has not withdrawn from the Plan as set forth in Section 8.

     (c) Payroll Deductions.

          (i) At the time an Employee files an Employee Authorization Card, the Employee shall elect to have deductions made from his or her pay on each payday during the time the Employee is a Participant in an Offering at the rate of 2, 3, 4, 5, 6, 7, 8, 9 or 10% of the Compensation which the Employee is entitled to receive on such payday ("Payroll Deduction Rate").

          (ii) Payroll deductions for a Participant shall begin as of the first pay period after an Employee Authorization Card has become effective.

          (iii) All payroll deductions made for a Participant shall be credited to the Participant's account under the Plan. Amounts credited to such accounts may be used by the Company for any corporate purpose. A Participant may not make any separate cash payment into such account.

     (d) Changes in Payroll Deduction Rate; Discontinuance of Payroll
Deductions.

          (i) A Participant may discontinue his or her participation in the Plan as provided in Section 8(a) of the Plan, but no other change can be made during an Offering, including, but not limited to, changes in the Payroll Deduction Rate for such Offering. A Participant may change the Payroll Deduction Rate for subsequent Offerings by giving written notice of such change to the Company during the Enrollment Period immediately preceding the Offering Commencement Date for the Offering for which such change is effective.
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          (ii)  At any time during an Offering, a Participant may discontinue his or her participation in the Plan by notifying the Company that the Participant wishes to discontinue his or her payroll deductions. This notice shall be in writing and on such forms as provided by the Company and shall become effective as of a date not more than thirty (30) days following its receipt by the Company.

     (e) No Interest.

          No interest shall be paid or credited to the Participant with respect to payroll deductions or any amounts held in the Participant's account.

Section 6.  Granting of Options.

     (a) Number of Option Shares. With respect to each Offering, each eligible Employee who has elected to participate as provided in Section 5(b) above shall be deemed to have been granted on the Offering Commencement Date an option to purchase the number of full shares of Stock which may be purchased with the payroll deductions accumulated in an account maintained on behalf of each Participant during each Purchase Period at the option price specified in Section 6(b) below, subject to the limitations contained in Section 3(b) above.

     (b) Option Price. The option price under each option shall be the lower of:

               (i) 85% of the Fair Market Value of the Stock on the Offering Commencement Date; or

               (ii) 85% of the Fair Market Value of the Stock on the Offering Termination Date.

Section 7.  Exercise of Options.

     (a) Automatic Exercise. Unless a Participant gives written notice to the Company as provided in Section 8(a) below, the Participant's option for the purchase of Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering.

     (b) Fractional Shares. Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be credited to the Participant's account for the next succeeding Offering, or, at the Participant's election, returned to the Participant as soon as practicable following the Offering Termination Date, without interest.

     (c) Transferability of Option. No option granted to a Participant pursuant to the Plan shall be transferable other than by will or by the laws of descent and distribution, and no such option shall be exercisable during the Participant's lifetime other than by the Participant.
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     (d) Delivery of Shares. The Company shall deliver to the Participant certificates for shares of Stock acquired on the exercise of options during an Offering as soon as practicable following the Offering Termination Date of such Offering or, at the Participant's request, the Company shall deposit such shares directly with a broker designated by the Participant. The Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares or to restrict transfer of such shares.

Section 8.  Withdrawals.

     (a) Withdrawal of Account. A Participant may elect to withdraw payroll deductions credited to the Participant's account under the Plan at any time before the Offering Termination Date of any Offering by giving written notice to the Company. All of the Participant's payroll deductions credited to the Participant's account will be paid to the Participant promptly after receipt of the notice of withdrawal, and no further payroll deductions will be made from the Participant's pay during such Offering.

     (b) Effect on Subsequent Participation. A Participant's withdrawal from any Offering will not have any effect upon the Participant's eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

     (c) Termination of Employment. Upon termination of the Participant's employment for any reason, including retirement (but excluding death while in the employ of the Company), the payroll deductions credited to the Participant's account will be returned to the Participant or, in the case of the Participant's death subsequent to the termination of the Participant's employment, to the person or persons entitled thereunder under Section 11(a).

     (d) Termination of Employment Due to Death. Upon termination of the Participant's employment because of the Participant's death, the Participant's beneficiary (as defined in Section 11) shall have the right to elect, by written notice given to the Company prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the Participant, either:

          (i) to withdraw all of the payroll deductions credited to the Participant's account under the Plan, or

          (ii) to exercise the Participant's option for the purchase of Stock on the Offering Termination Date next following the date of the Participant's death for the purchase of the number of full shares of Stock which the accumulated payroll deductions in the Participant's account at the date of the Participant's death will purchase at the applicable option price, and any excess in such account will be returned to said beneficiary, without interest.
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          In the event that no such written notice of election shall be duly received by the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (ii), to exercise the Participant's option.
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Section 9.  Stock.

     (a) Maximum Number of Shares. The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 11(d), shall be 600,000 shares. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Section 6 exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each Participant under the Plan shall be returned to the Participant as promptly as possible.

     (b) Participant's Interest in Option Stock. The Participant will have no interest in Stock covered by the Participant's option until such option has been exercised.

     (c) Registration of Stock. Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the Company prior to the Offering Termination Date applicable thereto, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

     (d) Restrictions on Exercise. The Committee may, in its discretion, require as conditions to the exercise of any option that the shares of Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

          (i) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

          (ii) the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is the Participant's intention to purchase the shares for investment and not for resale or distribution.

Section 10.  Administration.

     (a) Committee. The Compensation Committee (the "Committee") of the Board of Directors shall administer the Plan. The Committee shall consist of no fewer than three members of the Board of Directors. No member of the Committee shall be eligible to purchase Stock under the Plan.

     (b) Authority of Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all
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other determinations deemed necessary or advisable for administering the Plan.
The Committee may delegate to one or more individuals the day-to-day administration of the Plan. Decisions of the Committee shall be conclusive and binding upon all persons in interest.

     (c) Rules Governing the Administration of the Committee. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     (d) Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, under the Company's Certificate of Incorporation, Bylaws, or pursuant to law or contract, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with any action or appeal therein, to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit, proceeding that such Committee member is liable for misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

Section 11.  Miscellaneous.

     (a) Designation of Beneficiary. A Participant may file a written designation of a beneficiary who is to receive any shares and cash to the Participant's credit under the Plan in the event of such Participant's death prior to delivery to the Participant of such shares and cash. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. Upon the death of a Participant and upon receipt by the Company of proof of the identity and existence at the Participant's death of a beneficiary validly designated by the Participant under the Plan, the Company shall deliver such shares and cash to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company) the Company,
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in its discretion, may deliver such shares and cash to the spouse or to any one or more dependents or relatives of the Participant or if no spouse, dependent, or relative is known to the Company then to such other person as the Company may designate. No designated beneficiary shall prior to the death of the Participant by whom the beneficiary has been designated, acquire any interest in the shares or cash credited to the Participant under the Plan.

     (b) Transferability. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive Stock under the Plan may be assigned, transferred, pledged, or otherwise encumbered or disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 8(a).

     (c) Use of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

     (d) Recapitalization. If, while any options are outstanding, the outstanding shares of Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Section 4 hereof shall also be proportionately adjusted.

     (e) Merger, Liquidation, Other Corporate Transactions.

          (i) In the event of the proposed liquidation or dissolution of the Company, the Offering then in progress will terminate immediately prior to the consummation of such proposed liquidation or dissolution, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

          (ii) In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, then in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation, or
(2) a date established by the Board on or before the date of consummation of such merger, consolidation or sale shall be treated as an Exercise Date, and all outstanding options shall be deemed exercisable on such date, or (3) all outstanding options shall terminate and the accumulated payroll deductions shall be returned to the Participants, without interest.
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     (f) Amendment and Termination. The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the shareholders of the Company (i) increase the maximum number of shares which may be issued under the Plan, (ii) amend the requirements as to the class of employees eligible to purchase Stock under the Plan or permit the members of the Committee to purchase Stock under the Plan. No termination, modification or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase Stock, adversely affect the rights of such Employee under such option.

     (g) No Rights as a Shareholder. No right as a shareholder shall exist with respect to any shares of Stock covered by options until the shares subject to the option have been purchased and delivered as provided in Section 7(d). No adjustment shall be made for dividends or other rights for which the record date is prior to the date such shares have been purchased and delivered.

     (h) No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of employees to purchase any shares under the Plan, or create in any Employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

     (i) Effective Date. The Plan shall become effective as of January 1, 2001, subject to approval by the shareholders of the Company within twelve (12) months after its adoption by the Board of Directors. If the Plan is not approved, the Plan shall not become effective.

     (j) Termination Date. This Plan shall terminate, and no further shares of Stock shall be sold or issued hereunder, on December 31, 2005, or such earlier date as may be determined by the Board of Directors or Committee. The termination of this Plan, however, shall not affect any restrictions previously imposed on the shares issued pursuant to this Plan or rights of the Company granted pursuant to this Plan.

     (k) Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrator or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

     (l) Governing Law. The law of the State of New York will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.


Date Plan adopted by Board of Directors:  October 23, 2000
Date Plan approved by Shareholders: